Exhibit 99.1

CONTACTS: Rich Jacobson, President & CEO Kelli Holz, Interim CFO 360.733.3050	NEWS RELEASE

Horizon Financial Receives NASDAQ Notice

BELLINGHAM, WA – November 9, 2009 – Horizon Financial Corp. (NASDAQ GS: HRZB) (“Company”), the bank holding company for Horizon Bank, today reported it has been contacted by the Nasdaq Stock Market regarding its listing status under Marketplace Rule 5450(a)(1) because its securities have not maintained a minimum bid price of $1.00 per share for 30 consecutive business days.

On November 6, 2009, the Company received a notice from the Nasdaq Stock Market stating that the Company‘s common stock is subject to delisting from The Nasdaq Global Select Market.  Under Rule 5810(c)(3)(A), the Company has a grace period of 180 days in which to regain compliance. If at any time from the date of this notification until May 5, 2010 the bid price of the Company`s shares closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance If the Company does not regain compliance by May 5, 2010, Nasdaq will provide written notification to the Company that the Company’s common stock will be delisted.  At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel.  Alternately, the Company could apply to transfer its common stock to The Nasdaq Capital Market prior to that date if it satisfies all of the requirements, other than the minimum bid price requirement, for initial listing on The Nasdaq Capital Market set forth in Marketplace Rule 5505.  If the Company were to elect to apply for such transfer and if it satisfies the applicable requirements and its application is approved, the Company would have an additional 180 days to regain compliance with the minimum bid price rule while listed on The Nasdaq Capital Market.

Horizon Financial Corp. is a $1.30 billion, bank holding company headquartered in Bellingham, Washington. Its primary subsidiary, Horizon Bank, maintains a regional banking presence that has been serving customers for 87 years, and operates 18 full-service offices, four commercial loan centers and four real estate loan centers throughout Whatcom, Skagit, Snohomish and Pierce Counties in Washington.

Safe Harbor Statement:  Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on the Corporation’s expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Corporation’s control, including the potential that (1) the Corporation may not be able to continue as a going concern and (2) because of our critically undercapitalized status, our regulators may initiate additional enforcement actions against us, which could include placing the Bank under conservatorship or into receivership. Although we believe that our plans, intentions and expectations, as reflected in these forward-looking statements are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or realized. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to:: the risk that the Bank will be subject to other remedies and other sanctions as result of being critically undercapitalized under a Prompt Corrective Action (“PCA”) or because the Corporation is not able to improve its capital position; the possibility that the Bank will not be unable to comply with the conditions imposed by the Order, including but not limited to its ability to increase capital, reduce non-performing assets and reduce its reliance on brokered certificates of deposit, or to comply with statutory obligations applicable to critically undercapitalized institutions under PCA or to comply with other regulatory requirements which could result in the imposition of further enforcement action imposing additional restrictions on our operations or other remedies and sanctions at any time; the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs,  results of examinations by our banking regulators and our ability to comply with the regulatory agreement with our regulators, our ability to increase our capital and manage our liquidity, our ability to manage loan delinquency rates, the ability to successfully expand existing relationships, deposit pricing and the ability to gather low-cost deposits, success in new markets and expansion plans, expense management and the efficiency ratio, expanding or maintaining the net interest margin, interest rate risk, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon’s  filings with the Securities and Exchange Commission (“SEC”).  Accordingly, undue reliance should not be placed on forward-looking statements.  These forward-looking statements speak only as of the date of this release.  Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.   Investors are encouraged to read the SEC report of Horizon, particularly its Form 10-K for the fiscal year ended March 31, 2009 and its Form 10-Q filings for the quarters ended June 30, 2009 and September 30, 2009 for meaningful cautionary language discussion why actual results may vary from those anticipated by management.